Exhibit 10.15
Execution Copy
ASSUMPTION AGREEMENT
     THIS ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into as of September 21, 2010, by and between PostRock Energy Services Corporation, formerly known as Quest Resource Corporation, a Delaware corporation (“Assignor”), and Quest Eastern Resource LLC, a Delaware limited liability company (“Assignee”).
RECITALS
     WHEREAS, Assignee is a wholly-owned subsidiary of Assignor;
     WHEREAS, Assignor, Royal Bank of Canada, as the administrative agent and collateral agent (“Agent”), and as sole lender party thereto (the “Lender”) entered into that certain Second Amended and Restated Credit Agreement, dated as of September 11, 2009 (as amended by the First Amendment to Second Amended and Restated Credit Agreement, dated November 30, 2009, the Second Amendment to Second Amended and Restated Credit Agreement, dated December 17, 2009, the Third Amendment to Second Amended and Restated Credit Agreement, dated as of February 18, 2010 and the Fourth Amendment to Second Amended and Restated Credit Agreement, dated July 11, 2010, by and between the Assignor, the Lenders and the Agent (the “Original Credit Agreement”), pursuant to which Lenders made certain loans to Assignor (the “Original Loans”), the outstanding balance of which on the date hereof is $43,760,206.42;
     WHEREAS, Agent and the Lender consent to the assignment of all Assignor’s rights and obligations under the Original Credit Agreement to Assignee, subject to the terms hereof;
     WHEREAS, Agent, the Lender and Assignee have agreed to amend and restate the Original Credit Agreement by entering into the Third Amended and Restated Credit Agreement, dated as of the date hereof (the “Restated Credit Agreement”), in order to (a) reflect that Assignee is the sole borrower under the Restated Credit Agreement, (b) release the Assignee from its Guaranty and (c) amend the Original Credit Agreement as otherwise described in the Restated Credit Agreement;
     WHEREAS, the Restated Credit Agreement requires that the parties hereto enter into this Agreement;
     NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:
     1. Capitalized terms used but not otherwise defined in this Agreement have the meanings given said terms in the Restated Credit Agreement.
     2. Assignor hereby irrevocably assigns to Assignee, and Assignee hereby irrevocably assumes from Assignor, all of Assignor’s rights, interests, liabilities and obligations as the Borrower under the Original Credit Agreement.
     3. From and after the date of this Agreement, (a) Assignee will be the sole Borrower under the Original Credit Agreement as amended and restated by the Restated Credit Agreement with all the rights and obligations of the Borrower thereunder and will be bound by all of the provisions of the Restated Credit Agreement applicable to the Borrower; including, but not limited to, the payment of the Indebtedness (including the Original Loans) and all interest and other secured obligations in compliance with the terms of the Restated Credit Agreement, (b) Assignor will relinquish its rights as the Borrower under the Restated Credit Agreement to Assignee, and (c) Assignor will be relieved of all of its obligations and liabilities as the Borrower under the Restated Credit Agreement.
     4. Assignee represents and warrants as follows:
     (a) The execution, delivery and performance of this Agreement are within Assignee’s powers and have been duly authorized by all necessary corporate or other action.
     (b) This Agreement constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     5. This Agreement will be binding upon and will inure to the benefit of Assignor and Assignee and their respective successors and assigns.
     6. This Agreement may be executed in one or more counterparts (and by different parties hereto on different counterparts), each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
     7. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such state.
     8. Any one or more of the provisions in this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality and unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Agreement; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their respective duly authorized officers.

ASSIGNOR:

POSTROCK ENERGY SERVICES CORPORATION

By:	/s/ David C. Lawler
David C. Lawler
President and Chief Executive Officer

ASSIGNEE:

QUEST EASTERN RESOURCE LLC

By PostRock Energy Services Corporation,
its sole member

By:	/s/ David C. Lawler
David C. Lawler
President and Chief Executive Officer
Signature Page to Assumption Agreement

Agent and Lenders join in the execution of this Agreement for the sole purpose of consenting to the assignment of all of Assignor’s rights, interests, liabilities and obligations as the Borrower under the Original Credit Agreement from Assignor to Assignee subject to the terms and conditions of this Agreement.

AGENT:

ROYAL BANK OF CANADA
as Administrative Agent and Collateral Agent

By:	/s/ Susan Khokher

Name: Susan Khokher
Title: Manager, Agency

LENDER:

ROYAL BANK OF CANADA

By:	/s/ Leslie P. Vowell
Leslie P. Vowell
Attorney-in-Fact
Signature Page to Assumption Agreement